                                                                EXHIBIT 23.8


                           VESTCOM INTERNATIONAL, INC.

                         Consent of Prospective Director


         The undersigned hereby consents to be named as a Director upon consummation of the Vestcom International, Inc., a New Jersey corporation (the "COMPANY") initial public offering, under the caption "Management -- Directors and Executive Officers" in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission by the Company, to register shares of the Company's Common Stock, no par value, pursuant to Section 5 of the Securities Act of 1933.



                                              /s/ Stephen R. Bova
                                            -------------------------------
                                            Stephen R. Bova


Dated:  March 7, 1997